FIRST AMENDMENT TO FEBRUARY 5, 2024, EMPLOYMENT AGREEMENT (“Agreement”)
THIS FIRST AMENDMENT, made as of March 26, 2024 (“Amendment Effective Date”) is by and between BM Technologies, Inc., a Delaware corporation, with its main offices located at 201 King of Prussia Road, Suite 650 Radnor, PA 19087 (“Company”) and Ajay Asija (“Executive”).
WHEREAS, the parties desire to amend certain and specific provisions of the Agreement as of the Amendment Effective Date,
WHEREAS, unless expressly amended herein, all terms shall remain as fully set forth in the Agreement and all definitions in the Agreement shall have the meanings ascribed to the defined terms in the Agreement,
NOW THEREFORE, for good and valuable consideration, the sufficiency of which shall not be denied and intending to be legally bound, the parties agree as follows:
1.Paragraph A. of the “Background” section shall be amended as follows:
A. Company wishes to secure the services of Executive as the Company’s Deputy Chief Financial Officer and effective April 6, 2024 as Chief Financial Officer (“CFO”) on the terms and conditions set forth herein.
2.The first sentence of Paragraph 1 of the Agreement shall be amended as follows:
Employment. Company agrees to employ Executive initially as its Deputy Chief Financial Officer and as of April 6, 2024, as its Chief Financial Officer during the “Term” defined in Section 2 of this Agreement.

AGREED:

BM Technologies, Inc.		Ajay Asija

By:	/s/ Luvleen Sidhu	By:	/s/ Ajay Asija
	Luvleen Sidhu		Ajay Asija
Title:	Chair, CEO & Founder
Date:	3/26/2024	Date:	3/26/2024